SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐    Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of priceline.com Incorporated (the “Company”), was held on June 2, 2010, in Norwalk, Connecticut.  The stockholders of the Company elected all of the Company’s nominees for director and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  Less than a majority of the shares present and entitled to vote on the non-binding, advisory stockholder proposal concerning special stockholder meetings voted in favor of the stockholder proposal.   Final voting results are shown below.  An abstention is not considered a vote cast.

	Votes Cast For	Votes Cast Against	Broker Non-
Nominee	Number	Number	Votes
Jeffery H. Boyd	36,935,758	754,939	5,313,045
Ralph M. Bahna	35,994,800	1,695,897	5,313,045
Howard W. Barker, Jr.	37,402,716	287,981	5,313,045
Jan L. Docter	36,847,527	843,170	5,313,045
Jeffrey E. Epstein	36,486,023	1,204,674	5,313,045
James M. Guyette	37,233,575	457,122	5,313,045
Nancy B. Peretsman	36,916,405	774,292	5,313,045
Craig W. Rydin	37,407,353	283,344	5,313,045

	Votes Cast For	Votes Cast Against
Proposal	Number	Number	Abstain
Ratification of selection of Deloitte & Touche LLP as independent registered public accounting firm, for fiscal year ending December 31, 2010	42,176,503	799,464	27,775

	Votes Cast For	Votes Cast Against		Broker Non-
Proposal	Number	Number	Abstain	Votes
Stockholder proposal concerning special stockholder meetings	19,808,622	17,861,062	21,013	5,313,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  June 3, 2010